Exhibit 99.1

MULTI-COLOR CORPORATION ANNOUNCES COMPLETION OF SALE OF

PACKAGING SERVICE DIVISION—QUICK PAK

Cincinnati, Ohio, July 2, 2007—Multi-Color Corporation (Nasdaq: LABL) and NFI, announced today that they completed the $19.2 million sale of Quick Pak, Multi-Color’s Packaging Services Division, to NFI. Quick Pak is a leading provider of high volume promotional, packaging, custom assembly, and turnkey project management for major health and beauty brands, consumer product manufacturers and national retailers. Quick Pak employs approximately 100 associates at its manufacturing facility in Sharonville, Ohio, a suburb of Cincinnati.

Multi-Color President and CEO Frank Gerace said “We thank our associates at Quick Pak for their years of dedication to Multi-Color, their commitment to excellence and their exceptional, award winning service to our customers. We are very pleased to have NFI continue to build the Quick Pak business. This transaction allows Multi-Color to focus on its core label business where many strategic opportunities exist, including emerging technologies and domestic and international acquisitions.”

Joe Roeder, President of NFI said “NFI does not anticipate significant changes in Quick Pak’s operations. We expect Quick Pak will become a very important contributor to the success of NFI going forward.”

BMO Capital Markets acted as exclusive financial advisor to Multi-Color in this transaction.

About Multi-Color (http://www.multicolorcorp.com)

Cincinnati, Ohio based Multi-Color Corporation is a premier global resource of innovative decorating solutions and packaging services to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is one of the world’s largest producers of in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-quality cut-and-stack and pressure sensitive labels and shrink sleeves. Multi-Color has nine manufacturing locations in the United States. Its products are shipped to more than 650 customers in the United States, Canada, Mexico, and Central and South America.

About NFI (http://www.nfiindustries.com)

The NFI family of companies include: NFI National Freight—OTR and dedicated transportation and expedited and premium intermodal railroad services; NFI National Distribution Centers—distribution and warehousing services; NFI Interactive Logistics—transportation management, dedicated fleets, logistic services to include global freight forwarding and brokerage; NFI Real Estate—construction and real estate. Together, the NFI organization maintains over 125 locations, 14.5 million square feet of warehouse space, 5,000 employees, 3000 tractors and 8000 trailers, and is approaching $800 million in annualized revenues.

Safe Harbor Statement:

The Company believes certain statements contained herein that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward- looking statement speaks only as of the date made. The Company undertakes no obligation to publicly update or revise any forward—looking statements, whether as a result of new information, future events or otherwise.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest.

For more information, please contact:

Dawn H. Bertsche Chief Financial Officer Multi-Color Corporation (513) 345-1108 www.multicolorcorp.com	Kim Eggers Marketing Director NFI (856) 470-2717